UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2010

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective May 14, 2010, Chesapeake Energy Corporation (the “Company”), filed a Certificate of Designations with the Oklahoma Secretary of State for 1,500,000 shares of 5.75% Cumulative Non-Voting Convertible Preferred Stock.  The Certificate of Designations is attached hereto as Exhibit 3.1.

Also effective May 14, 2010, the Company filed a Certificate of Designations with the Oklahoma Secretary of State for 1,100,000 shares of 5.75% Cumulative Non-Voting Convertible Preferred Stock (Series A).  The Certificate of Designations is attached hereto as Exhibit 3.2.

Section 8 – Other Events

Item 8.01 Other Events.

On May 18, 2010, the Company issued a press release announcing the closing of the private issuance of $1.7 billion of convertible preferred stock. The press release is attached herewith as Exhibit 99.1.

Also on May 18, 2010, the Company issued a press release announcing the redemption of $1.334 billion of senior notes. The press release is attached herewith as Exhibit 99.2.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.  See "Index to Exhibits" attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby
Senior Vice President, Treasurer and Corporate Secretary

Date:           May 20, 2010

EXHIBIT INDEX

Exhibit No.	Document Description

3.1	Certificate of Designations – 5.75% Cumulative Non-Voting Convertible Preferred Stock

3.2	Certificate of Designations – 5.75% Cumulative Non-Voting Convertible Preferred Stock (Series A)

99.1	Chesapeake Energy Corporation press release dated May 18, 2010 – Closing of 5.75% Cumulative Non-Voting Convertible Preferred Stock

99.2	Chesapeake Energy Corporation press release dated May 18, 2010 – Redemption of $1.334 Billion of Senior Notes